                                                                     Exhibit 1.2


                                                    Indian Village Bancorp, Inc.
                                                    Common Stock
                                                    510,000 to 793,500 Shares
                                                    $10.00 Per Share

                                                    SALES AGENCY AGREEMENT
                                                    ----------------------

Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Dear Sirs:

Indian Village Bancorp, Inc., a Pennsylvania-chartered corporation (the "Company"), and Indian Village Community Bank, a federally chartered and federally-insured mutual savings bank (the "Bank"), hereby confirm, as of April ___, 1999, their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

1.  Introductory.  The Bank intends to convert from a federally-chartered mutual
    ------------
savings bank to a federally chartered stock savings bank as a wholly-owned subsidiary of the Company (which conversion, together with the Offerings, as defined below, the issuance of shares of common stock of the Bank to the Company and the incorporation of the Company, are referred to collectively herein as the "Conversion") pursuant to a plan of conversion adopted on January 20, 1999 (as amended, if amended, the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock (the "Shares" and the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors of the Bank and to the Bank's tax-qualified employee benefit plan (i.e., the Bank's Employee Stock Ownership Plan (the "ESOP")). Shares of the Common Stock not sold in the Subscription Offering may be offered to the general public in a community offering, with preference given to natural persons residing in Tuscarawas County, Ohio (the "Community Offering"), subject to the right of the Company and the Bank, in their absolute discretion, to reject orders in the Community Offering in whole or in part. Shares not sold in the Subscription Offering or otherwise in the Community Offering may be offered to certain members of the general public as part of the Community Offering by a group of broker-dealers (the "Syndicated Community Offering") (the Subscription Offering

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and, if any, the Community and Syndicated Community Offerings are sometimes referred to collectively as the "Offerings"). In the Offerings, the Company is offering between 510,000 and 690,000 Shares, with the possibility of offering up to 793,500 Shares without a resolicitation of subscribers, as contemplated by
Part 563b of Title 12 of the Code of Federal Regulations. With the exception of the ESOP, no person (or persons through a single account) may purchase in the Offerings more than 10,000 Shares; no person, together with associates of and persons acting in concert with such person, may purchase in the Offerings more than 15,000 Shares.

The Company and the Bank have been advised by Trident that it will utilize its best efforts in assisting the Company and the Bank with the sale of the Shares in the Offerings, including any Syndicated Community Offering. Prior to the execution of this Agreement, the Company has delivered to Trident a prospectus dated as of the date hereof and all supplements thereto to be used in the Offerings. Such prospectus contains information with respect to the Company, the Bank and the Shares.

2.  Representations and Warranties.
    ------------------------------

     (a) The Company and the Bank jointly and severally represent and warrant to Trident that:

          (i) The Company has filed with the Commission a registration statement, including exhibits and an amendment or amendments thereto,
          on Form SB-2       (No. ___________), including a prospectus relating
          to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act (together with the enforceable published policies and actions of the Commission thereunder, the "SEC Regulations")

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

          differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering and, if any, the Community Offering, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription Offering and, if any, the Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or
          (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription Offering and, if any, the Community Offering and pricing information pursuant to Rule 424(c) of the Regulations, in either case in a form reasonably acceptable to the Company and Trident.

          (ii) The Bank has filed an Application for Approval of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" and together with the Form H-(e)l-S referred to below, the "Conversion Application") with the Office of Thrift Supervision (the "Office") under the Home Owners' Loan Act, as amended (the "HOLA") and the enforceable rules and regulations, including published policies and actions, of the Office thereunder (the "OTS Regulations"), which has been approved by the Office; and the Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Form AC have been approved for use by the Office. No order has been issued by the Office preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Office revoking such approvals is pending or, to the Bank's best knowledge, threatened. The Company has filed with the Office the Company's application on Form H-(e)l-S promulgated under the savings and loan holding company provisions of the HOLA and the OTS Regulations and has received approval of its acquisition of the Bank from the Office.

          (iii) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (i) the Registration Statement and the Prospectus

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

          (as amended or supplemented, if amended or supplemented) complied with the Act and the Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.

          (iv) The Company has been duly organized as a Pennsylvania corporation, and the Bank has been duly organized as a mutual savings bank under the laws of the United States, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank of Cincinnati; and the deposit accounts of the Bank are insured by the Savings Bank Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Each of the Company and the Bank is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company and the Bank, taken as a whole. The Bank does not own equity securities of or an equity interest in any business enterprise except as described in the Prospectus. Upon amendment of the Bank's charter and bylaws as provided in the rules and regulations of the Office and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a federally chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct

                                       4
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          subsidiaries other than the Bank. (v) The Bank has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect upon the operations or financial condition of the Bank; and all of the leases and subleases material to the operations or financial condition of the Bank, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

          (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation with valid execution and delivery of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Sections 23A and 23B of the Federal Reserve Act, 12 U.S.C. Sections 371c and 371c-1 (collectively, "Section 23A")).

          (vii) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company, the Bank or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations and business, including the assets and properties, of the Company and the Bank, taken as a whole.

          (viii) The Company and the Bank have received the opinions of Muldoon, Murphy & Faucette, LLP, with respect to federal tax consequences of the Conversion,

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

          and of Crowe, Chizek and Company LLP, with respect to Ohio tax consequences of the Conversion, to the effect that the Conversion will constitute a taxfree reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Bank or the Company under the laws of Georgia, and the facts relied upon in such opinions are accurate and complete.

          (ix) Each of the Company and the Bank has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Office in connection with its approvals of the Form AC and the Application H-(e)1-S, and except as may be required under the securities laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Company as provided in the Plan, subject to the issuance of amended charter in the form required for federally chartered stock savings associations (the "Stock Charter"), the form of which Stock Charter has been approved by the Office.

          (x) Neither the Company nor the Bank is in violation of any rule or regulation of the Office or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Bank or their officers or directors that might have a material adverse effect on the condition (financial or otherwise), operations, businesses, assets or properties of the Company and the Bank, taken as a whole.

          (xi) The financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the financial condition, income, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the SEC and OTS Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are

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

          consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

          (xii) There has been no material change in the condition (financial or otherwise), results of operations or business, including assets and properties, of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company and the Bank conform to the descriptions thereof contained in the Prospectus. None of the Company or the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

          (xiii) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank, taken as a whole; all agreements which are material to the condition (financial or otherwise), results of operations or business of the Company and the Bank, taken as a whole are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company or the Bank would be alleged to be in default thereunder.

          (xiv) None of the Company or the Bank is in violation of its respective charter or bylaws. The execution and delivery hereof and the consummation of the

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          transactions contemplated hereby by the Company and the Bank do not conflict with or result in a breach of the charter or bylaws of the Company or the Bank (in either mutual or stock form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations or business of the Company and the Bank, taken as a whole.

          (xv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date (as hereinafter defined), except as otherwise may be indicated or contemplated therein, none of the Company or the Bank has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business, or entered into any.other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company and the Bank, taken as a whole.

          (xvi) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the Office and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject

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          to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and the Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Conversion Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

          (xvii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the Office and approval of the Company's application on Form H-(e)l-S by the Office, the issuance of the Stock Charter by the Office and as may be required under the securities laws of various jurisdictions.

          (xviii) All contracts and other documents required to be filed as exhibits to the Registration Statement or the Conversion Application have been filed with the Commission and/or the Office, as the case may be.

          (xix) Crowe, Chizek and Company LLP, which has audited the financial statements of the Bank at December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 included in the Prospectus, is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 571.2(c)(3).

          (xx) For the past five years, the Company and the Bank have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Bank have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to

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          make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition of the Company and the Bank, taken as a whole.

          (xxi) All of the loans represented as assets of the Bank on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending and interest, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank, taken as a whole.

          (xxii) The records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use during the Conversion have been prepared or reviewed by the Bank and, to the best knowledge of the Company and the Bank, are reliable and accurate.

          (xxiii) None of the Company, the Bank or, to the best knowledge of the Company and the Bank, the employees of the Company or the Bank, has made any payment of funds of the Company or the Bank prohibited by law, and no funds of the Company or the Bank have been set aside to be used for any payment prohibited by law.

          (xxiv) To the best knowledge of the Company and the Bank, the Company and the Bank are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants and neither the Company nor the Bank believes that the Company or the Bank is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company or the Bank relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Company and the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company or the Bank or, to the best knowledge of the Company or the Bank, has occurred on, in or at any of the facilities or properties of the Company or the Bank, except such disposal, release or discharge which would not have a material adverse effect on the Company and the Bank, taken as a whole.

          (xxv) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the HOLA, the OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Office.

     (b) Trident represents and warrants to the Company and the Bank that:

          (i) Trident is registered as a broker-dealer with the Commission, and is in good standing with the Commission and the NASD.

          (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

          (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

          (iv) Each of Trident and, to Trident's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

          (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would.constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

          (vi) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (vii) There is not now pending or, to Trident's knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer.

3.   Employment of Trident; Sale and Delivery of the Shares.  On the basis of
     ------------------------------------------------------
the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the Company's sale of the Shares in the Subscription Offering and, if any, the Community Offering. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Offerings close, unless the Company and the Bank, with the approval of the Office, are permitted to extend such period of time, or
(b) upon consummation of the Conversion, whichever date shall first occur.

In the event the Company is unable to sell a minimum of 510,000 Shares (or such lesser amount as the Office may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8(a) and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Offerings, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold. If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at 100 South Walnut Street, Gnadenhutten, Ohio 44629, or at such other place as shall be agreed upon between the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgements of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder:

     (a) (i) the amount of $100,000 (less the Bank's advance payment in the amount of $10,000 provided to Trident for the defrayal of expenses), and
     (ii) a commission of 5-1/2% of
     the per Share sales price for each share sold by other member firms of the NASD through a selected dealers arrangement in any Syndicated Community Offering. All commissions shall be based on the amount of Common Stock sold. All such amounts and commissions are to be payable in same-day funds to Trident on the Closing Date.

     (b) Notwithstanding amounts coming due under the preceding paragraph (a), in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, the Company and the Bank shall reimburse Trident for its reasonable additional expenses incurred during such extended period, provided that any such additional reimbursements shall not exceed an amount equal to the product obtained by dividing $10,000 (the original payment by the Bank to defray Trident's out-of-pocket expenses) by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the supplemental prospectus used in the extended offering to the closing of the extension of the offering(s) described in such supplemental prospectus).

The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank shall also pay all expenses of the Conversion incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

4.   Offering.  Subject to the provisions of Section 7 hereof, Trident is
     --------
assisting the Company on a best efforts basis in offering a minimum of 510,000 and a maximum of 690,000 Shares, with the possibility of offering up to 793,500 Shares (except as the Office may permit to be decreased or increased) in the Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

5.   Further Agreements.  The Company and the Bank jointly and severally
     ------------------
covenant and agree that:

     (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

     (b) The Company will notify Trident immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

     (c) During the time when a prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Bank, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for Trident, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

     (d) The Company and the Bank have taken or will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

     (e) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of eligible account holders and supplemental eligible account holders in accordance with the requirements of the Office.

     (f) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act, prior to completion of the stock offering pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

     (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

     (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange
     Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

     (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

     (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

     (k) The Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders, and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall, after consultation with Trident, provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event and such information shall be accurate and reliable. Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

     (l) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

6.   Payment of Expenses.  Whether or not the Conversion is consummated, the
     -------------------
Company and the Bank shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Offerings, and (b) in addition, if the Company is unable to sell a minimum of 510,000 Shares or such lesser amount as the OTS may permit or the Conversion is otherwise terminated, for Trident's expenses incurred relating to the offering of the Shares as provided in Section 3 hereof; provided that the $10,000 advance payment made by the Bank for deferral of Trident's expenses shall be applied to reduce any amounts owing under this Section 6, and; further provided that neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to
Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

7.   Conditions of Trident's Obligations.  Except as may be waived in writing by
     -----------------------------------

Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

     (a) At the Closing Date, Trident shall receive the favorable opinions of Muldoon, Murphy & Faucette LLP, special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident, substantially as set forth in Exhibits B and C, respectively, hereto.

     (b) At the Closing Date, Trident shall receive the letter of Muldoon, Murphy & Faucette LLP, special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident, substantially as set forth in Exhibit D hereto.

     (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

     (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the condition, financial or otherwise, business or results of operations of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein;
     (ii) there shall have been no transaction entered into by the Company or the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) none of the Company or the Bank shall have received from the Office or Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Bank, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities laws of such jurisdictions as Trident and the Company shall have agreed upon.

     (e) At the Closing Date, Trident shall receive a certificate of the principal executive, financial and accounting officer(s) of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized by the Company for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank; (ii) since the date the Prospectus became authorized by the Company for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, condition (financial or otherwise) or results of operations of the Company or the Bank and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection(d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission or the Office to suspend the Offerings or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the Office; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the Office and division approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

     (f) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the Office authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) copies of the letters from the Office evidencing the corporate existence of the Bank; (iv) a copy of the letter from the appropriate Georgia authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (v) a copy of the Company's charter certified by the appropriate Pennsylvania governmental authority; and, (vi) if available, a copy of the letter from the Office approving the Bank's Stock Charter.

     (g) As soon as available after the Closing Date, Trident shall receive a copy of the Bank's Certified Stock Charter executed by the appropriate federal governmental authority.

     (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Crowe, Chizek and Company LLP, independent certified public accountants, addressed to Trident and the Company, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

     (i) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Crowe, Chizek and Company LLP, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in Section 3(b) hereof.

8.   Indemnification.
     ---------------

     (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company or the Bank in this Agreement or any breach of warranty by the Company or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Form AC and the Form H-
     (e)1-S) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the Office or Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) the participation by Trident in the Conversion. This indemnity shall be in addition to any liability the Company and the Bank may have to Trident otherwise.

     (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agents for use during the Conversion.

     (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application; (B) any misrepresentation by Trident in Section 2(b) of this Agreement; or (C) any liability of the Company or the Bank which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident.

     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

9.   Contribution.  In order to provide for just and equitable contribution in
     ------------
circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Bank other than in accordance with its terms, the Company or the Bank and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportions as the total net proceeds from the Conversion received by the Company and the Bank bear to the total commissions received by Trident under this Agreement. The relative fault of the Company or the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which commissions owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

10.  Survival of Agreements, Representations and Indemnities.  The respective
     -------------------------------------------------------
indemnities of the Company and the Bank and Trident and the representation and warranties of the Company and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

11.  Termination.  Trident may terminate this Agreement by giving  the notice
     -----------
indicated below in this Section at any time after this Agreement becomes effective as follows:

     (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the condition or prospects of the Company, the Bank or the Subsidiary.

     (b) If Trident elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

     (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

     (d) The Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Bank shall be required to fulfill their obligations, if any, pursuant to Sections 3(b), 6, 8(a) and 9 of this Agreement.

12.  Notices.  All communications hereunder, except as herein otherwise
     -------
specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to Michael, Best & Friedrich, 100 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: W. Charles Jackson, Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to Indian Village Bank, Inc., and Indian Village Community Bank, 100 South Walnut Street Gnadenhutten, Ohio 44629, Attention: Marty R. Lindon, President (with a copy to Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, DC 20016, Attention: Victor L. Cangelosi, Esquire).

13.  Parties.  This Agreement shall inure solely to the benefit of, and shall be
     -------
binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained; provided, however, that the Bank and Company specifically consent to any assignment by Trident of its rights and obligations hereunder to McDonald Investments, Inc.

14.  Construction.  Unless governed by preemptive federal law, this Agreement
     ------------
shall be governed by and construed in accordance with the substantive laws of Georgia.

15.  Counterparts.  This Agreement may be executed in separate counterparts,
     ------------
each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

                                     * * *

Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

INDIAN VILLAGE BANK, INC.     INDIAN VILLAGE COMMUNITY BANK, INC.



By:                             By:
     ------------------              ------------------
     Marty R. Lindon                 Marty R. Lindon
     President                       President

Date: April ____, 1999        Date: April ___, 1999

Agreed to and accepted:

TRIDENT SECURITIES, INC.



By:
   -------------------

Date: April ____, 1999

                                   Exhibit A


Trident Securities, Inc. is a registered selling agent in the jurisdictions
                         --
listed below:

Alabama                             Missouri
Alaska                              Montana
Arizona                             Nebraska
Arkansas                            Nevada
California                          New Hampshire
Colorado                            New Jersey
Connecticut                         New Mexico
Delaware                            New York
District of Columbia                North Carolina

Florida                             North Dakota (Trident Inc.
Georgia                             Securities, only, no agents)

                                    Ohio
Idaho                               Oklahoma
Illinois                            Oregon
Indiana                             Pennsylvania
Iowa                                Rhode Island
Kansas                              South Carolina
Kentucky                            Tennessee
Louisiana                           Texas
Maine                               Vermont
Maryland                            Virginia
Massachusetts                       Washington
Michigan                            Tennessee
Minnesota                           Utah
Mississippi                         Wisconsin
                                    Wyoming

Trident Securities, Inc. is not a registered selling agent in the jurisdictions listed below:

Hawaii
South Dakota

                                    Exhibit B

                                    Exhibit C

                                    Exhibit D

                                   Exhibit B
                                Form of Opinion



___ _, 1999

Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, N.C. 27609

          Re:  Indian Village Bancorp, Inc.

Ladies and Gentlemen:

     We have acted as special counsel for Indian Village Bancorp, Inc., a Pennsylvania corporation (the "Company") and Indian Village Community Bank, a federally chartered, federally-insured mutual savings bank (the "Bank"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act of 1933, as amended (the "Securities Act" or the "1933 Act") of the Company's Registration Statement on Form SB-2 (No. ____________) as amended, relating to the offering of the Company's common stock (the "Common Stock") in Subscription, Community and Syndicated Community Offerings (hereinafter the "Offerings") in connection with the conversion of the Bank from a federally-chartered mutual savings bank to a federally-chartered stock savings bank (the "Conversion") and the issuance of the Bank's capital stock to the Company pursuant to the Bank's plan of conversion, as approved by the Office of Thrift Supervision ("OTS") on __________________, 1999 (the "Plan of Conversion" or the "Plan"). Such registration statement, as amended when it last became effective, is herein called the "Registration Statement," and the related prospectus, as filed with the SEC pursuant to Rule 424(b) of the Securities Act, is herein called the "Prospectus." This opinion is furnished pursuant to Section 7(a) of the Sales Agency Agreement dated April ___, 1999 (the "Agreement") between the Company, the Bank and you. Reference to the Agreement is made for the meaning of capitalized terms used herein without definition. References herein to the Pennsylvania Corporations and Unincorporated Associations Act (PCUAA") shall include judicial and regulatory interpretations thereof as well as all applicable amendments thereto.

     We have examined originals, or copies identified to our satisfaction, of such corporate records of the Bank and the Company and have made such examinations of law as we have deemed relevant. In our examination, we have assumed, but have not verified (i) the genuineness of all signatures, (ii) the authenticity of all

Trident Securities, Inc.
___ __, 1999
Page 2

documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or the Bank, and
(v) that the Agreement has been duly and validly executed and delivered by, and constitutes the legal, valid, binding and enforceable agreement of, each party thereto other than the Company and the Bank. We also have assumed that the certificates for shares of Common Stock will be prepared by the Transfer Agent in accordance with instructions of the Company and the Bank, and the certificates will conform to the specimen thereof examined by us and will have been duly signed and countersigned, all of which we are not independently verifying by inspection. We express no opinion as to matters of law other than the federal laws of the United States and Pennsylvania law. As to factual matters set forth therein, we have relied solely upon certificates from officers of the Bank and the Company and in certain circumstances certificates and other written documents from public officials and government agencies and departments, and we have assumed the accuracy and authenticity of such certificates and documents.

     In addition, we have assumed as to all parties other than the Bank and the Company, and to the extent relevant to the opinions hereinafter expressed, that each such other party has duly authorized, executed and delivered each document to which it is a party, that each such document constitutes the legal, valid and binding obligation of each such other party thereto, enforceable against such other party in accordance with its terms, and that each such other party to each such document has given and delivered the consideration contemplated by such document in favor of the Company or the Bank.

     Whenever in our opinion we indicate that the existence or absence of facts is based on our knowledge, we are referring to the actual knowledge of Muldoon, Murphy & Faucette, LLP attorneys who have given substantive attention to matters concerning the Bank or the Company during the course of our representation of them in connection with the transactions contemplated by the Agreement, which knowledge has been obtained by such attorneys in their capacity as such. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no other inference as to our knowledge concerning such facts shall be drawn.

     Trident Securities, Inc.
     ___ __, 1999
     Page 3

        On the basis of the foregoing and having regard for such legal considerations as we deem relevant, it is our opinion that:

     (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Pennsylvania and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company and the Bank taken as a whole.

     (ii) The Bank is a duly organized, validly existing federally-chartered savings bank in stock form of organization, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; and the Bank is in good standing with the OTS and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification unless the failure to be so qualified in one or more such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operation, income, or prospects of the Bank.

     (iii) The Bank is a member in good standing of the Federal Home Loan Bank System. The deposit accounts of the Bank are insured by the SAIF up to the maximum amount allowed under law; and, to the best of our knowledge after due inquiry, no proceedings for the termination or revocation of such insurance are pending or threatened. A liquidation account has been duly established in accordance with the requirements of the Plan and the Savings Institutions Regulations, and the description of the liquidation account as set forth in the Registration Statement and the Prospectus under the caption "The Conversion" has been reviewed by us and is accurate in all material respects.

     (iv) The authorized, issued and outstanding capital stock of the Company is within the range set forth in the Registration Statement and the Prospectus under the caption "Capitalization," and one share of Common Stock has been issued prior to the Closing Date; the Shares issued in connection with the Offerings have been

     Trident Securities, Inc.
     ___ __, 1999
     Page 4

     duly authorized and validly issued and are fully paid and nonassessable; that good title to the Shares has been transferred from the Company to the purchasers thereof against payment therefor subject to any action by such purchasers with respect thereto; that such Shares are the only shares of capital stock of the Company outstanding; and that the issuance of the Shares is not subject to preemptive rights.

     (v) All of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued and is fully paid, nonassessable and owned beneficially and of record by the Company, free and clear of any lien, encumbrance, claim or other restriction.

     (vi) The Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized, executed and delivered by the Company and the Bank and the Agreement is the legal, valid and binding agreement of the Company and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and subject, as to the enforcement of remedies, to general equity principles, and except as the rights of indemnification and contribution may be limited under applicable law.

     (vii) The Plan has been duly adopted by the required vote of the Directors of the Company and the Directors and members of the Bank, and no action has been taken, is pending or, to the best of our knowledge, is threatened to revoke such approvals.

     (viii) The Application for Conversion, Form AC, as filed with the OTS was in the form required by the regulations of the OTS and was complete in all material respects; the Application for Conversion has been approved by the OTS and the Prospectus and the Proxy Statement have been authorized for use by the OTS. The OTS has authorized the conversion of the Bank from mutual to stock form. No action has been taken, is pending or, to the best of our knowledge, threatened to revoke such approval and authorizations.

     (ix) The OTS has approved registration of the Company as a savings and loan holding company and the Company's acquisition of the Bank pursuant to the Plan and as described in the Application for Conversion; no action has been taken, is pending, or, to the best of our knowledge following due inquiry, threatened to revoke

     Trident Securities, Inc.
     ___ __, 1999
     Page 5

     such approval. The Bank's Employee Stock Ownership Plan is not required to register as a holding company as a result of its acquisition of shares of common stock of the Company in the Conversion.

     (x) No further approval, registration, authorization, consent or other order of any regulatory agency, public board or body is required in connection with the execution and delivery of the Agreement, the issuance of the Shares or the consummation of the Conversion. To the best of our knowledge, the Conversion has been consummated in all material respects in accordance with all applicable provisions and requirements of the PCUAA and the OTS, as well as those of all other applicable federal and state laws and all rules and regulations promulgated thereunder.

     (xi) The Registration Statement is effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or, to the best of our knowledge, threatened by the Commission or any state authority.

     (xii) At such time as the Registration Statement became effective, (i) the Registration Statement (and any amendment or supplement thereto) (other than the financial statements and other financial and statistical date included therein, as to which no opinion is expressed), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Prospectus (other than the financial statements and other financial and statistical data included therein, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the OTS, and federal law. At the time the Application for Conversion, including the Prospectus contained therein, was approved by the OTS, the Application for Conversion, including the Prospectus contained therein (and any amendment or supplement thereto), complied as to form in all material respects with the requirements of the OTS, federal law and all applicable rules and regulations promulgated thereunder (other than the financial statements and other financial and statistical data included therein, as to which no opinion is expressed).

     (xiii) The information in the Registration Statement and the Prospectus, under the captions "Supervision and Regulation," "The Conversion," "Taxation," "Anti-takeover Provisions Affecting First Community and Community Savings" and "Description of Capital

     Trident Securities, Inc.
     ___ __, 1999
     Page 6


     Stock", to the extent that such information constitutes matters of law, summaries of legal matters, or proceedings, or legal conclusions has been reviewed by us and is correct in all material respects. The descriptions of the Conversion process in the Registration Statement and the Prospectus have been reviewed by us and are correct in all material respects. Further, the information under the caption "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of Indian Village - Tax Effects" has been reviewed by us and constitutes a correct summary, in all material respects, of the opinion rendered by us to the Bank and the Company with respect to the federal and state tax consequences of the Conversion.

     (xiv) The terms and provisions of the Shares conform to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

     (xv) There are no legal or governmental proceedings pending or, to the best of our knowledge, threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, and all pending legal and governmental proceedings to which the Company or the Bank is a party or to which any of their property is subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material to the business, operations or financial condition of the Company and the Bank taken as a whole.

     (xvi) To the best of our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto. The description in the Application for Conversion, the Registration Statement and the Prospectus of such documents and exhibits is accurate, in all material respects, and fairly presents the information required to be shown.

     (xvii) The Bank and the Company have conducted the Conversion in accordance with the Plan. The Plan complies with the laws and regulations of the OTS in all material respects. The Plan and the Application for Conversion comply as to form in all material

     Trident Securities, Inc.
     ___ __, 1999
     Page 7

     respects with all applicable laws, rules, regulations, decisions and orders including, but not limited to, all federal statutes, the laws of Ohio and Pennsylvania, and all other applicable laws, regulations, decisions and orders, including all material and applicable terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS and the Federal Deposit Insurance Corporation ("FDIC"); no order has been issued by the OTS, the Commission, the FDIC, or any state authority to suspend the Subscription and Community Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to the best of our knowledge, threatened by the OTS, the Commission, the FDIC, or any state authority and, to the best of our knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Administrator approving the Plan, the Application for Conversion or the Prospectus.

     (xviii) To the best of our knowledge, the Company and the Bank have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, and all such material licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank are in all material respects complying therewith.

     (xix) Neither the Company nor the Bank is in violation of its respective articles of incorporation or charter (and the Bank will not be in violation of its charter in stock form upon consummation of the Conversion). To the best of our knowledge, neither the Company nor the Bank is in violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound; to the best of our knowledge, the execution, delivery and performance of this Agreement will not (i) conflict with, result in a breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any contract, lease or other instrument to which the Company or the Bank is a party or in which the Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order, which would in any such case have a material adverse effect on the business, operations or financial condition of the Company and the Bank taken as a whole; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Bank, which would in any such case have a material adverse effect on the business, operations or

     Trident Securities, Inc.
     ___ __, 1999
     Page 8

     financial condition of the Company and the Bank taken as a whole; or (iii) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Bank. The execution, delivery and performance of this Agreement will not result in any violation of the provisions of the respective articles of incorporation or bylaws of the Company or the Bank or any applicable law, regulation or order. All provisions of the Bank's charter in mutual form and in stock form comply in all respects with federal law including, without limitation, and the requirements of the OTS and FDIC and their respective regulations, and all provisions of the Company's articles of incorporation and bylaws comply in all respects with the laws of the State of Pennsylvania.

     (xx) To the best of our knowledge following due inquiry of the officers and directors of the Company and the Bank, the Company and the Bank have good and marketable title to all properties and assets which are material to the business of the Company and the Bank and to those properties and assets described in the Registration Statement as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement or are not material in relation to the business of the Company and the Bank considered as one enterprise, and all of the leases and subleases material to the business of the Company and the Bank under which the Company and the Bank hold properties as described in the Registration Statement, are in full force and effect; except as set forth in the Registration Statement and the Prospectus, to the best of our knowledge following due inquiry of the officers and directors of the Company and the Bank, neither the Company nor the Bank is an owner or operator or otherwise responsible party for purposes of (S)107 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S)9607, or otherwise have responsibility for the clean-up or remediation of any hazardous substances (including petroleum) under any state or federal law.

     (xxi) To the best of our knowledge, the Company and the Bank are not in violation of any directive from the OTS or FDIC to make any material change in the method of conducting their businesses; to the best of our knowledge, the Bank has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the

     Trident Securities, Inc.
     ___ __, 1999
     Page 9


     OTS and the FDIC), except as otherwise disclosed in the Registration Statement and the Prospectus.

        We assume no obligation to advise you of any events that occur subsequent to the date of this opinion. This opinion is being furnished to you solely for your benefit and may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to and it should not be filed with or furnished to any governmental agency or other person or entity without the prior written consent of this firm.

                                 Sincerely,

                          Muldoon, Murphy & Faucette,  LLP

                                   Exhibit C
                                Form of Opinion



___ __, 1999

Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, N.C. 27609

          Re:  Indian Village Bancorp, Inc.

Ladies and Gentlemen:

     We have acted as special counsel for Indian Village Bancorp, Inc. (the "Company") and Indian Village Community Bank, a federally-chartered, federally-insured, mutual savings bank (the "Bank"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form SB-2 (No. ____________), as amended, relating to the offering of the Company's common stock (the "Common Stock") in Subscription, Community and Syndicated Community Offerings (hereinafter the "Offerings") in connection with the conversion of the Bank from a federally-chartered mutual savings bank to a federally-chartered stock savings bank (the "Conversion") and the issuance of the Bank's capital stock to the Company pursuant to the Bank's plan of conversion, as amended and approved by the Office of Thrift Supervision (the "OTS") on ______________, 1999 (the "Plan of Conversion" or the "Plan"). Such registration statement, as amended when it last became effective, is herein called the "Registration Statement," and the related prospectus, as filed with the SEC pursuant to Rule 424(b) of the Securities Act, is herein called the "Prospectus." This letter is furnished pursuant to Section 7(b) of the Sales Agency Agreement dated April ____, 1999 (the "Agreement") between the Company, the Bank and you. Reference to the Agreement is made for the meaning of capitalized terms used herein without definition.

     During the course of the preparation of the Application for Conversion, Form AC, and the Registration Statement, we participated in conferences with representatives of the Company and the Bank and its independent certified public accountants and with your representatives, at which conferences the contents of the Application for Conversion and the Registration Statement were discussed. Based on our participation in the above-referenced conferences, nothing has come to our attention that would lead us to believe that the Application for Conversion and the Registration Statement, as amended (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein with respect to which we express no opinion), at the time each became effective and on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that the Prospectus, as amended (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein with respect to which we express no opinion), at the time the Prospectus became effective or at the time any amendment to the Prospectus was filed with the Commission or OTS or transmitted to the Commission, OTS, or any other regulatory authority whose approval was or is required, for filing or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In making the representations set forth in this paragraph, we do not represent that we have independently determined or otherwise verified the accuracy and completeness of information with respect to the Bank and the Company and the statements contained in the Application for Conversion, the Registration Statement and the Prospectus, or any amendments thereto.

     We assume no obligation to advise you of any events that occur subsequent to the date of this opinion. This opinion is being furnished to you solely for your benefit and may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to and it should not be filed with or furnished to any governmental agency or other person or entity without the prior written consent of this firm.

                                    Sincerely,

                                 Muldoon, Murphy & Faucette LLP